SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cedar Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York	11050
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.50% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box:   ☐

Securities Act registration statement file numbers to which this form relates:

333-203667

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered

Cedar Realty Trust, Inc. (the “Company”) hereby incorporates by reference herein the description of its 6.50% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to be registered hereunder, set forth under the heading “Description of the Series C Preferred Stock” in the Company’s prospectus supplement, dated August 16, 2017, to the prospectus, dated May 29, 2015 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-203667) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Preferred Stock” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series C Preferred Stock is expected to be listed on the New York Stock Exchange

Item 2. Exhibits

Exhibit	Description

3.1	Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

3.2*	Articles Supplementary to the Company’s Articles of Incorporation, as amended, dated August 18, 2017.

3.3	By-laws of Cedar Realty Trust, Inc., including all amendments previously filed (incorporated by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 2011).

4.1*	Form of Specimen Certificate for Cedar Realty Trust, Inc.’s 6.50% Series C Cumulative Redeemable Preferred Stock.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CEDAR REALTY TRUST, INC.

	By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Date: August 18, 2017		Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

3.2*	Articles Supplementary to the Company’s Articles of Incorporation, as amended, dated August 18, 2017.

3.3	By-laws of Cedar Realty Trust, Inc., including all amendments previously filed (incorporated by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 2011).

4.1*	Form of Specimen Certificate for Cedar Realty Trust, Inc.’s 6.50% Series C Cumulative Redeemable Preferred Stock.

*	Filed herewith.